   As filed with the Securities and Exchange Commission on June 11, 2001
                                                      Registration No. 001-16427

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                              AMENDMENT NO. 2
                                       TO
                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                               ----------------

                               CERTEGY INC.
             (Exact Name of Registrant as Specified in Its Charter)

                   Georgia                                       58-2606325
        (State or other jurisdiction                          (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

 1550 Peachtree Street, N.W., Atlanta, Georgia                        30309
   (Address of principal executive offices)                        (Zip Code)

                                 (404) 885-8000
              (Registrant's telephone number, including area code)

                               ----------------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of Each Exchange on Which
                                                   Each Class is to be
    Title of Each Class to be so Registered:           Registered:
    ----------------------------------------  ------------------------------
   Common Stock, par value $.01 per share        New York Stock Exchange

   Common Stock Purchase Rights                  New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.

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                               CERTEGY INC.

              I. INFORMATION INCLUDED IN INFORMATION STATEMENT AND
                      INCORPORATED IN FORM 10 BY REFERENCE

   Our Information Statement may be found as Exhibit 99.1 to the Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

    CROSS REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

 Item                                           Location in Information
 No.  Item Caption                              Statement
 ---- ------------                              -----------------------

  1.  Business                                  "Summary," "The Distribution,"
                                                "Risk Factors," "Forward-
                                                Looking Statements,"
                                                "Capitalization," "Management's
                                                Discussion and Analysis of
                                                Financial Condition and Results
                                                of Operations," "Business," and
                                                "Relationship Between Equifax
                                                and Our Company After the
                                                Distribution."

  2.  Financial Information                     "Summary," "Capitalization,"
                                                "Selected Financial Data,"
                                                "Management's Discussion and
                                                Analysis of Financial Condition
                                                and Results of Operations,"
                                                "Combined Financial Statements
                                                of Equifax Payment Services
                                                division," and "Pro Forma
                                                Combined Financial Statements
                                                of Equifax Payment Services
                                                division."

  3.  Properties                                "Business--Properties."

  4.  Security Ownership of Certain
      Beneficial Owners and Management          "The Distribution,"
                                                "Management," and "Ownership of
                                                Our Common Stock."

  5.  Directors and Executive Officers          "Management."

  6.  Executive Compensation                    "Management," and "Ownership of
                                                Our Common Stock."

  7.  Our Relationships and Related
      Transactions                              "Summary," and "Relationship
                                                Between Equifax and Our Company
                                                After the Distribution."

  8.  Legal Proceedings                         "Business--Legal Proceedings."

  9.  Market Price of and Dividends on
      the Registrant's Common Equity
      and Related Shareholder Matters           "The Distribution," "Dividend
                                                Policy," and "Description of
                                                Capital Stock."

 10.  Recent Sales of Unregistered Securities   Not Included (See Part II
                                                Below).

 11.  Description of Registrant's
      Securities to be Registered               "The Distribution," "Dividend
                                                Policy," and "Description of
                                                Capital Stock."

 12.  Indemnification of Directors and Officers "Indemnification of Directors
                                                and Officers."

 Item                                      Location in Information
 No.  Item Caption                         Statement
 ---- ------------                         -----------------------

 13.  Financial Statements and
      Supplementary Data                   "Summary," "Selected Financial
                                           Data," and "Index to
                                           Financial Statements."

 14.  Changes In and Disagreements with
      Accountants on Accounting and
      Financial Matters                    Not Applicable.

 15.  Financial Statements and Exhibits    "Index to Financial Statements."

             II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10. Recent Sales of Unregistered Securities.

   We were incorporated under the laws of the State of Georgia under the name "Equifax PS, Inc." on March 2, 2001. We issued 1,000 shares of common stock, $.01 par value per share, to Equifax Inc., a Georgia corporation, in consideration of a capital contribution of $10.00 by Equifax Inc. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, because it did not involve any public offering of securities. As of May 25, 2001, our name was changed to "Certegy Inc."

Item 15. Financial Statements and Exhibits.

       (a) List of Financial Statements. The following financial statements are included or incorporated by reference in the Information Statement filed as part of this Registration Statement on Form 10:

Description                                                                Page
-----------                                                                ----
Equifax Payment Services division (To be reorganized as Certegy Inc.)
 Historical:
  Report of Independent Public Accountants................................  F-2
  Combined Statements of Income for the Three Months ended March 31, 2001 and 2000 (unaudited) and for the Years ended December 31, 2000, 1999, and 1998...............................................................  F-3
  Combined Balance Sheets as of March 31, 2001 (unaudited) and December
   31, 2000 and 1999......................................................  F-4
  Combined Statements of Cash Flows for the Three Months ended March 31,
   2001 and 2000 (unaudited) and for the Years ended December 31, 2000,
   1999, and 1998.........................................................  F-5
  Combined Statements of Changes in Shareholder's Equity for the Three
   Months ended March 31, 2001 (unaudited) and for the Years ended
   December 31, 2000, 1999, and 1998......................................  F-6
  Notes to Combined Financial Statements..................................  F-7
  Report of Independent Public Accountants as to Schedule................. F-20
  Combined Schedule II--Valuation and Qualifying Accounts................. F-21
 Pro Forma (Unaudited):
  Introduction to the Pro Forma Combined Financial Statements............. F-22
  Pro Forma Combined Statement of Income for the Three Months ended March
   31, 2001............................................................... F-23
  Pro Forma Combined Statement of Income for the Year ended December 31,
   2000................................................................... F-24
  Pro Forma Combined Balance Sheet as of March 31, 2001................... F-25
  Notes to Pro Forma Combined Financial Statements........................ F-26

  (b)  Exhibits. The following documents are filed as exhibits to this Form
       10:

      Exhibit
        No.   Description
      ------- -----------
       2.1    Distribution Agreement, Plan of Reorganization and Distribution**

       3.1    Amended and Restated Articles of Incorporation of Certegy Inc.+

       3.2    Amended and Restated Bylaws of Certegy Inc.+

       4.1    Amended and Restated Articles of Incorporation of Certegy Inc.
               (filed as Exhibit 3.1)+

       4.2    Amended and Restated Bylaws of Certegy Inc. (filed as Exhibit
               3.2)+

       4.3    Rights Agreement between Certegy Inc. and SunTrust Bank, as
               Rights Agreement**

       4.4    Form of certificate representing Certegy Inc. Common Stock**

      10.1    Distribution Agreement, Plan of Reorganization and Distribution
               (filed as Exhibit 2.1).**

      10.2    Tax Sharing and Indemnification Agreement**

      10.3    Employee Benefits Agreement**

      10.4    Intercompany Data Purchase Agreement**

      10.5    Transition Support Agreement**

      10.6    Intellectual Property Agreement**

      10.7    Certegy Inc. 2001 Stock Incentive Plan**

      10.8    Certegy Inc. 2001 Key Management Long-Term Incentive Plan**

      10.9    Certegy Inc. 2001 Non-Employee Directors Stock Incentive Plan**

      10.10   Certegy Inc. Deferred Compensation Plan**

      10.11   Tier I Change in Control Agreement**

      10.12   Tier II Change in Control Agreement**

      10.13   Certegy Inc. Executive Life and Supplemental Retirement Benefit
               Plan**

      10.14   Grantor Trust Agreement**

      10.15   Agreement Regarding Leases**

      21.1    List of Subsidiaries of Certegy Inc.**

      99.1    Certegy Inc. Information Statement dated June 12, 2001**

  --------

  ** Filed herewith.

  +Previously filed.

                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CERTEGY INC.
                                  (Registrant)

                                  By: /s/ Lee A. Kennedy
                                      ------------------------------

                                  Name: Lee A. Kennedy
                                  Title: President and Chief Executive Officer

Dated: June 11, 2001

                               INDEX TO EXHIBITS

 Exhibit
   No.   Description
 ------- -----------
  2.1    Distribution Agreement, Plan of Reorganization and Distribution**

  3.1    Amended and Restated Articles of Incorporation of Certegy Inc.+

  3.2    Amended and Restated Bylaws of Certegy Inc.+

  4.1 Amended and Restated Articles of Incorporation of Certegy Inc. (filed as Exhibit 3.1)+

  4.2    Amended and Restated Bylaws of Certegy Inc. (filed as Exhibit 3.2)+

  4.3    Rights Agreement between Certegy Inc. and SunTrust Bank, as Rights
         Agreement**

  4.4    Form of certificate representing Certegy Inc. Common Stock**

 10.1 Distribution Agreement, Plan of Reorganization and Distribution (filed as Exhibit 2.1).**

 10.2    Tax Sharing and Indemnification Agreement**

 10.3    Employee Benefits Agreement**

 10.4    Intercompany Data Purchase Agreement**

 10.5    Transition Support Agreement**

 10.6    Form of Intellectual Property Agreement**

 10.7    Certegy Inc. 2001 Stock Incentive Plan**

 10.8    Certegy Inc. 2001 Key Management Long-Term Incentive Plan**

 10.9    Certegy Inc. 2001 Non-Employee Directors Stock Incentive Plan**

 10.10   Certegy Inc. Deferred Compensation Plan**

 10.11   Tier I Change in Control Agreement**

 10.12   Tier II Change in Control Agreement**

 10.13   Certegy Inc. Executive Life and Supplemental Retirement Benefit Plan**

 10.14   Grantor Trust Agreement**

 10.15   Agreement Regarding Leases**

 21.1    List of Subsidiaries of Certegy Inc.**

 99.1    Certegy Inc. Information Statement dated June 12, 2001**

--------

** Filed herewith.

+Previously filed.